PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                   For the Nine Months Ended
                                                         September 30,
                                                   --------------------------
                                                      2007           2006
                                                   ------------  ------------

Net income...................................       $ 289,648     $  324,259
   Add: Minority interest in income..........          21,611         24,477
   Less: Minority interest in income which do
     not have fixed charges..................         (12,069)       (11,627)
   Less: Equity in earnings of investments...         (10,183)        (9,208)
   Add: Cash distributions from investments..          17,185         15,049
   Less: Impact of discontinued operations...           3,238         (1,558)
                                                   ------------  ------------
Adjusted net income..........................         309,430        341,392
   Interest expense..........................          48,772         12,752
                                                   ------------  ------------
Total earnings available to cover fixed charges     $ 358,202      $ 354,144
                                                   ============  ============
Total fixed charges - interest expense (a)...         $51,783      $  14,351
                                                   ============  ============
Cumulative preferred share dividends.........       $ 176,424      $ 159,256
Preferred partnership unit distributions.....          16,209         13,652
Allocations pursuant to EITF Topic D-42......               -         21,643
                                                   ------------  ------------
Total preferred distributions................       $ 192,633      $ 194,551
                                                   ============  ============
Total combined fixed charges and preferred
  share distributions........................       $ 244,416      $ 208,902
                                                   ============  ============
Ratio of earnings to fixed charges...........           6.92x         24.68x
                                                   ============  ============
Ratio of earnings to fixed charges and
  preferred share distributions..............           1.47x          1.70x
                                                   ============  ============

                                 PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                      For the Year Ended December 31,
                                                   ------------------------------------------------------------------------
                                                        2006           2005            2004          2003           2002
                                                   ------------     ------------   ------------   -----------   -----------
                                                               (Amounts in thousands)
Net income...................................       $  314,026       $ 456,393      $ 366,213      $ 336,653     $ 318,738
   Add: Minority interest in income..........           31,883          32,651         49,913         43,703        44,087
   Less: Minority interest in income which do
     not have fixed charges..................          (16,014)        (15,161)       (17,099)       (13,610)      (14,307)
   Less: Equity in earnings of investments...          (11,895)        (24,883)       (22,564)       (24,966)      (29,888)
   Add: Cash distributions from investments..           17,699          23,112         20,961         17,754        19,496
   Less: Impact of discontinued operations...           (1,580)         (6,796)           255         (4,478)       10,562
                                                   ------------     ------------   ------------   -----------   -----------
Adjusted net income..........................          334,119         465,316        397,679        355,056       348,688
   Interest expense..........................           33,062           8,216            760          1,121         3,809
                                                   ------------     ------------   ------------   -----------   -----------
Total earnings available to cover fixed charges      $ 367,181       $ 473,532      $ 398,439      $ 356,177     $ 352,497
                                                   ============     ============   ============   ===========   ===========
Total fixed charges - interest expense (a)...       $   35,778       $  11,036      $   4,377      $   7,131     $  10,322
                                                   ============     ============   ============   ===========   ===========
Cumulative preferred share dividends.........        $ 214,218       $ 173,017      $ 157,925      $ 146,196     $ 148,926
Preferred partnership unit distributions.....           19,055          16,147         30,423         26,906        26,906
Allocations pursuant to EITF Topic D-42......           31,493           8,412         10,787          7,120         6,888
                                                   ------------     ------------   ------------   -----------   -----------
Total preferred distributions................        $ 264,766       $ 197,576      $ 199,135      $ 180,222     $ 182,720
                                                   ============     ============   ============   ===========   ===========
Total combined fixed charges and preferred
  share distributions........................        $ 300,544       $ 208,612      $ 203,512      $ 187,353     $ 193,042
                                                   ============     ============   ============   ===========   ===========
Ratio of earnings to fixed charges...........           10.26x          42.91x         91.03x         49.95x        34.15x
                                                   ============     ============   ============   ===========   ===========
Ratio of earnings to fixed charges and
  preferred share distributions..............            1.22x           2.27x          1.96x          1.90x         1.83x
                                                   ============     ============   ============   ===========   ===========

                                   Exhibit 12

                                 PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") to Fixed Charges (a):


                                                   For the Nine Months Ended
                                                         September 30,
                                                   --------------------------
                                                      2007           2006
                                                   ------------   -----------

Net Income...................................       $ 289,648     $  324,259
Add - Depreciation and amortization (including
discontinued operations).....................         492,030        212,256
Less - Depreciation allocated to minority
interests....................................         (10,166)        (1,631)
Add - Depreciation included in equity in
  earnings of real estate entities...........          32,553         28,751
Add - Minority interest - preferred .........          16,209         13,652
Add - Interest expense ......................          48,772         12,752
                                                   ------------   -----------
EBITDA available to cover fixed charges (b)..       $ 869,046      $ 590,039
                                                   ============   ===========
Total fixed charges - interest expense (a)...         $51,783      $  14,351
                                                   ============   ===========
Preferred share dividends....................       $ 176,424      $ 159,256
Preferred partnership unit distributions.....          16,209         13,652
Allocations pursuant to EITF Topic D-42......               -         21,643
                                                   ------------   -----------
Total preferred distributions................       $ 192,633      $ 194,551
                                                   ============   ===========
Total combined fixed charges and preferred
  share distributions........................       $ 244,416      $ 208,902
                                                   ============   ===========
Ratio of EBITDA to fixed charges.............          16.78x         41.11x
                                                   ============   ===========
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............           3.56x          2.82x
                                                   ============   ===========

                                 PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") to Fixed Charges (a):



                                                                       For the Year Ended December 31,
                                                   -----------------------------------------------------------------------
                                                        2006           2005            2004          2003          2002
                                                   ------------     ------------   ------------   -----------  -----------
                                                               (Amounts in thousands)
Net Income...................................      $   314,026       $ 456,393      $ 366,213      $ 336,653    $ 318,738
Add - Depreciation and amortization (including
discontinued operations).....................          438,218         196,485        184,345        188,003      181,648
Less - Depreciation allocated to minority
interests....................................           (4,638)         (3,403)        (6,046)        (6,328)      (8,087)
Add - Depreciation included in equity in
  earnings of real estate entities...........           38,890          35,425         33,720         27,753       27,078
Add - Minority interest - preferred .........           19,055          17,021         32,486         26,906       26,906
Add - Interest expense ......................           33,062           8,216            760          1,121        3,809
                                                   ------------     ------------   ------------   -----------  -----------
EBITDA available to cover fixed charges (b)..      $   838,613       $ 710,137      $ 611,478      $ 574,108    $ 550,092
                                                   ============     ============   ============   ===========  ===========
Total fixed charges - interest expense (a)...      $    35,778       $  11,036      $   4,377      $   7,131    $  10,322
                                                   ============     ============   ============   ===========  ===========
Preferred share dividends....................      $   214,218       $ 173,017      $ 157,925      $ 146,196     $148,926
Preferred partnership unit distributions.....           19,055          16,147         30,423         26,906       26,906
Allocations pursuant to EITF Topic D-42......           31,493           8,412         10,787          7,120        6,888
                                                   ------------     ------------   ------------   -----------  -----------
Total preferred distributions................      $   264,766       $ 197,576      $ 199,135      $ 180,222    $ 182,720
                                                   ============     ============   ============   ===========  ===========
Total combined fixed charges and preferred
  share distributions........................      $   300,544       $ 208,612      $ 203,512      $ 187,353    $ 193,042
                                                   ============     ============   ============   ===========  ===========
Ratio of EBITDA to fixed charges.............           23.44x          64.35x        139.70x         80.51x       53.29x
                                                   ============     ============   ============   ===========  ===========
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............            2.79x           3.40x          3.00x          3.06x        2.85x
                                                   ============     ============   ============   ===========  ===========



(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest.

(b) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12